Exhibit 99.B(d)(27)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Analytic Investors, LLC
(f/k/a Analytic Investors, Inc.)

Dated July 1, 2003, as amended October 4, 2005 and December 17, 2008

SEI INSTITUTIONAL INVESTMENTS TRUST

Large Cap Disciplined Equity Fund

Large Cap Diversified Alpha Fund

U.S. Managed Volatility Fund (f/k/a Global Managed Volatility Fund)

Agreed and Accepted:

SEI Investments Management Corporation	Analytic Investors, LLC

By:	By:

/s/ Aaron C. Buser	/s/ Marie Nastasi Arlt

Name:	Name:

Aaron C. Buser	Marie Nastasi Arlt

Title:	Title:

Vice President	Chief Operating Officer

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Analytic Investors, LLC
(f/k/a Analytic Investors, Inc.)
(the “Agreement”)

Dated July 1, 2003, as amended October 4, 2005 and December 17, 2008

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Large Cap Disciplined Equity Fund	X.XX%

Large Cap Diversified Alpha Fund	X.XX%

U.S. Managed Volatility Fund	X.XX%
(f/k/a Global Managed Volatility Fund)

Agreed and Accepted:

SEI Investments Management Corporation	Analytic Investors, LLC

By:	By:

/s/ Aaron C. Buser	/s/ Marie Nastasi Arlt

Name:	Name:

Aaron C. Buser	Marie Nastasi Arlt

Title:	Title:

Vice President	Chief Operating Officer